Exhibit 10.4

APPENDIX "G"

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “Agreement”) is made and entered into this 5th day of October, 2010 (the “Effective Date”), by and among 5Barz International Inc., a Nevada Corporation (the “Lender”), and CelLynx Group, Inc., a Nevada corporation (“Borrower”).

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.           Line of Credit.  Lenders hereby establish for a period of twenty-four (24) months from the Effective Date (the “Maturity Date”) a revolving line of credit (the “Credit Line”) for Borrower in the principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the “Credit Limit”) which indebtedness shall be evidenced by and repaid in accordance with the terms of one or more a promissory notes for the amount of the Credit Limit in substantially the form attached hereto as Exhibit A (each a “Promissory Note”).  All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “Advance”) shall become part of the principal of the applicable Promissory Note.

2.           Advances.

(a)           Lender agrees to make funds available under this Credit Line on the following schedule:

(i)             $200,000 on or before January 30, 2011;

(ii)            $300,000 on or before January 30, 2011;

(iii)           $1,000,000 on or before February 28, 2011; and

(iv)           $1,000,000 on or before March 31, 2011.

(b)           Subject to subparagraph (a) above, any request for an Advance may be made from time to time and in such amounts as Borrower may choose, provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit.  Requests for Advances must be made in writing, delivered to the Lender, by such officer of Borrower authorized by it to request such advances.  Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chairman/Chief Executive Officer to request Advances.  For each Advance, properly requested, the Lender shall advance an amount equal to the Advance amount.  The Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

(c)           The Borrower and the Lender agree that upon the first advance of at least $200,000 (the “Initial Advance”), the Lender shall have the right, but not the obligation (the “Lender’s Right”) to require the Borrower to sell 50% of its intellectual property to the Lender pursuant to the terms of that Asset Purchase Agreement (the “APA”) attached hereto as Exhibit B.  In the event that the Lender exercises the Lender’s right, (i) the Lender shall receive credit toward the purchase price to be paid pursuant to the APA in the amount of the Initial Advance; (ii) the Borrower shall not be required to and shall have no obligation to repay any amount of the Initial Advance; (iii) the Borrower shall have no obligation to pay any accrued and unpaid interest on the Initial Advance; (iv) the remaining amount available under this Credit Line shall be the difference between the Credit Limit and the purchase price paid pursuant to the APA, including the credit for the amount of the Initial Advance; and (v) the Borrower shall be required to accrue and pay interest only on such amounts drawn pursuant to the Credit Line which are not applied pursuant to the APA.

(d)           In the event that pursuant to this Agreement, the Lender has decided to exercise the Lender’s right, and then, pursuant to the APA, the Lender fails to pay the full amount of the Purchase Price Payment (as defined in the APA) and the Purchased Assets (as defined in the APA) revert to the Borrower under Section 2.3 of the APA, any amount of the Purchase Price Payment paid by the Lender to the Borrower shall constitute an Advance under the Credit Line, and shall be subject to the terms of this Agreement.

3.           Interest.  All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at an interest rate of six percent (6%) per annum (the “Interest Rate”).  Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed.

Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder, the Interest Rate shall immediately increase to fifteen percent (15%), and shall continue at such rate, both before and after judgment, until the Credit Line has been repaid in full and all of Borrower’s other obligations to Lender hereunder have been fully paid and discharged.

4.           Repayment.  Subject to paragraph 2(c) above, Borrower shall pay accrued interest on the outstanding principal balance on an annual basis commencing on October 1, 2011, and continuing on each anniversary thereafter. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date.   Payment shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America.  All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate.  Borrower may prepay principal and/or interest at any time without penalty.

5.           Conditions Precedent.  No Lender shall not be required to make any advance hereunder unless and until:

(a)           All of the documents required by such Lender, including a Promissory Note, have been duly executed and delivered to such Lender and shall be in full force and effect.

(b)           The representations and warranties contained in this Agreement are then true with the same effect as though the representations and warranties had been made at such time.  The request for an Advance by Borrower shall constitute a reaffirmation to Lender that all representations and warranties made herein remain true and correct in all material respects to the same extent as though given the time such request is made, and that all conditions precedent listed in this Paragraph 5 have been, and continue to be, satisfied in all respects as of the date such request is made.

(c)           No event of default hereunder has occurred and is continuing, and    no condition exists or event has occurred which, with the passing of time or the giving of notice or both, would constitute an event of default hereunder.

6.           Representations and Warranties.  In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lenders as follows:

(a)           Borrower is a duly organized , validly existing, and in good standing under the laws of the State of Nevada with the power to own its assets and to transact business in Nevada, and in such other states where its business is conducted.

(b)           Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

(c)           There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

(d)           No information or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

7.           Affirmative Covenants.  So long as any sum remains unpaid hereunder, in whole or in part, Borrower covenants and agrees that except with the prior written consent of the  Lender, which consent will not be unreasonably withheld, it shall do the following:

(a)           Borrower shall furnish to Lender such financial statements as Lender may from time to time require, including but not limited to, annual audited financial statements and semi-annual unaudited financial statements.  Such financial statements will set forth Borrower’s assets, liabilities, and operating statements prepared in accordance with generally accepted accounting principles.  Such financial statements will be made available to Lender as soon as possible after the end of the appropriate periods, but no less than ninety (90) days after Borrower’s fiscal year and forty-five (45) days after the end of Borrower’s half-year.  Borrower shall furnish such additional information regarding its business affairs and financial condition as Lender may from time to time in good faith request

(b)           Borrower shall duly observe and conform to all valid requirements of any governmental authority relative to the conduct of its business, its properties, or its assets and will maintain and keep in full force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business.

(c)           Borrower shall keep proper books of records and accounts in which full, true, and correct entries will be made of all dealings or transactions relating to its business and activities.

(d)           Borrower shall (1) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintain appropriate reserves for the accrual of the same; and (3) pay when due all such taxes, or sums or assessments made in connection therewith.  Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

(e)           Borrower shall permit any person designated in writing by Lender to visit and inspect any of the corporate books and financial records of Borrower and to discuss its affairs and finances with its principal officers, all at such reasonable times and as often as Lender may in good faith request, subject o any reasonable conditions imposed by Borrower.

8.           Negative Covenants.  So long as any amounts due hereunder remain unpaid in whole or in part, Borrower covenants that except with the prior written consent of the Lender, which consent will not be unreasonably withheld, it will not do any of the following:

(a)           Borrower shall not enter into any transaction of merger or consolidation, or acquire the assets or business of a person  or other entity without the prior written consent of Lender.

(b)           Borrower will not pay compensation to its executive management in excess of salaries presently in effect, plus reasonable increases.

(c)           Borrower shall not make any loans or advances to any person or other entity other than in the normal and ordinary course of business now conducted; make any investment in securities of any person or other entity; or guarantee or otherwise become liable upon the obligations of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the normal and ordinary course of business.  This restriction will apply, without limitation, to loans to any subsidiaries of Borrower.

(d)           Borrower shall not create or permit to exist any lien, claim, or encumbrance on the assets of Borrower or any part thereof, except as may be granted to Lender.

9.           Events of Default.  An event of default (each, an “Event of Default”) will occur if any of the following events occurs:

(a)           Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

(b)           Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

(c)           Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 9.

(d)           Default by Borrower in the observance or performance of any other covenant or agreement contained in any other document or agreement made and given in connection with this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 9, and the continuance of the same unremedied for a period of thirty (30) days after notice thereof is given to Borrower.

(e)           Any of the documents executed and delivered in connection herewith for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Lender.

(f)           Borrower shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or defaults in the payment of the deferred purchase price of property beyond the period of grace, if any, provided with respect thereto, or defaults in the performance or observance of any obligation or in any agreement relating thereto, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity.

(g)           Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(h)           Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

(i)           All or any substantial part of the property of Borrower shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty (30) days.

10.           Remedies.  Upon the occurrence of an Event of Default as defined above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind.  Lender may suspend or terminate any obligation it may have hereunder to make additional Advances.  To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement.  No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.  Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees, whether or not the attorney is a salaried employee of Lender, including such expenses incurred before or after any legal action or Bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

11.           Collateral.  As security for all obligations of Borrower to Lender, Borrower hereby grants to Lender security interests in the Collateral (as defined in the Security Agreement).  The foregoing shall be evidenced by and subject to the terms of the Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), and such other such security agreements, financing statements, pledges, collateral assignments and other documents and instruments as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender immediately upon demand for all costs and expenses incurred by Lender in connection with any of the foregoing security, including, without limitation, any filing fees.

12.           Notice.  Unless otherwise specifically provided herein, all notices required to be given  shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission, or sent by overnight courier service or United States mail.  Such notices shall be deemed to have been given:  (a) if delivered in person, when delivered; (b) if sent by facsimile transmission, on the date of transmission if transmitted by 4:00 p.m. (Mission Viejo, California time) on a Banking Day or, if not, on the next succeeding Banking Day; (c) if delivered by overnight courier, one (1) Banking Day after delivery to such courier properly addressed; or (d) if by United States mail, three (3) Banking Days after depositing in the United States mail, postage prepaid and properly addressed.  Notices shall be addressed as follows:

LENDER:
5BARZ INTERNATIONAL INC.
Attention: Daniel S. Bland
President and Chief Executive Officer
5535 Peregrine Way
Blain, WA 98320
Telephone: (360) 656-6395              (360) 656-6395
Facsimile: (408) 549-9903
Email: danielbland2@hotmail.com

BORROWER:
CELLYNX GROUP, INC.
Attention: Norman W. Collins
Chairman & Chief Executive Officer
25910 Acero, St. 370
Mission Viejo, CA 92691
Telephone: (949) 305-5290              (949) 305-5290
Facsimile: (661) 257-1290
Email: nwc@earthlink.net

With Copy To:

DURHAM JONES & PINEGAR, P.C.
111 EAST BROADWAY,, SUITE 900
SALT LAKE CITY, UTAH 841111
ATTN: Jeffrey M. Jones, Esq.
Telephone: 801 415 3000            801 415 3000
Facsimile: 801 415 3500
Email: JJONES@DJPLAW.COM

13.           General Provisions.  All representations and warranties made in this Agreement and the Promissory Note shall survive the execution and delivery of this Agreement and the making of any loans hereunder.  This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender.  This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Nevada.  Time is of the essence hereof.  Lender may set off against any debt or account it owns Borrower, now existing or hereafter arising, in accordance with its rules and regulations governing deposit accounts then in existence, and for such purposes is hereby granted a security interest in all such accounts.  This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof.  This Agreement may not be amended or modified except in writing signed by the parties.

14.           Counterparts; Facsimile Signatures.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which shall constitute a single agreement.  The signature of a party to any counterpart shall be sufficient to legally bind such party.  Lender may remove the signature pages from one or more counterparts and attach them to any other counterpart for the purpose of having a single document containing the signatures of all parties.  Any party may effect the execution and delivery of this Agreement by signing the same and sending a copy thereof to Lender or its attorney by facsimile transmission.  Such facsimile document, including the signatures thereon, shall be treated in all respects as an original instrument bearing an original signature.  Any party sending an executed copy by facsimile transmission in the foregoing manner shall also send the original thereof to Lender within five (5) days thereafter, but failure to do so shall not invalidate or otherwise affect the legality or enforceability of the facsimile document.

15.           Waiver of Jury Trial.   BORROWER AND LENDER EACH AGREE TO WAIVE THE RIGHT TO HAVE A JURY HEAR, DETERMINE, OR MAKE ANY RECOMMENDATION WITH RESPECT TO THIS AGREEMENT, THE PROMISSORY NOTE, AND ANY CLAIMS ARISING IN CONNECTION HEREWITH OR WITH ANY OF THE FOREGOING, WHETHER SUCH CLAIMS ARE BASED ON PRINCIPLES OF STATUTORY, CONTRACT, OR TORT LAW.  THE PARTIES AGREE THAT ALL SUCH MATTERS SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER WAS A MATERIAL FACTOR IN THEIR DECISION TO ENTER INTO THIS AGREEMENT AND ENGAGE IN THE TRANSACTIONS DESCRIBED HEREIN.

16.           Entire Agreement.  This Agreement, together with the Promissory Note, and the Security Agreement, constitutes the entire understanding and agreement of the parties with respect to the general subject matter hereof; supersede all prior negotiations and agreements with respect thereto; may not be contradicted by evidence of any alleged oral agreement; and may not be amended, modified, or rescinded in any manner except by a written agreement signed by Lender which clearly and unequivocally expresses an intent to amend, modify, or rescind the same.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Revolving Line of Credit Agreement effective as of the Effective Date.

BORROWER:

CELLYNX GROUP, INC.
a Nevada corporation

By: /s/ Norman Collins
Name: Norman Collins
Its: Chief Executive Officer

LENDER:

5BARZ GROUP, INC.
a Nevada Corporation

By:  /s/ Daniel Bland
Name:  Daniel Bland
Its: Chief Executive Officer

SIGNATURE PAGE
TO THE
REVOLVING LINE OF CREDIT AGREEMENT

EXHIBIT A

REVOLVING LINE OF CREDIT NOTE

$2,500,000	October 5, 2010

FOR VALUE RECEIVED, CelLynx Group, Inc., a Nevada corporation (“Borrower”) promises to pay to the order 5Barz International Inc., a Nevada Corporation (“Lender”), in lawful money of the United States of America, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the “Loan Agreement”) of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at an interest rate of six percent (6%) (the “Interest Rate”).  Interest shall be calculated on the basis of a 360-day year using the actual number of days elapsed divided by 360.

1.           Principal Payments.  All payments of the principal amount of Lender’s Advances shall be made in lawful money of the United States of America and shall be due and payable on the date(s) determined pursuant to the Loan Agreement.

2.           Interest Rate.  Interest is payable in arrears annually, commencing October 1, 2011.  Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days.  The Loan Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Loan Agreement, as set forth more fully in the Loan Agreement.

3.           Maturity.  The principal amount of this Note, unless accelerated in accordance with the Loan Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Agreement, on October 5, 2012.

4.           Prepayment.  Borrower may pre-pay the sums due under this Note, in whole or in part, at any time from time to time, without penalty or premium, subject to the requirements provided in the Loan Agreement.

5.           Default.  Upon and after the occurrence of an Event of Default (as set forth in the Loan Agreement) unless such Event of Default is waived as provided in the Loan Agreement, this Note may, at the option of Lender and without further demand, notice or legal process of any kind, be declared by Lender, and in such case shall immediately become, due and payable.

6.           Waiver.  Demand, presentment, protest and notice of non-payment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower.  Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon, or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

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7.           Governing Law.  This Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of Nevada.

8.           Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower.

9.           Notices.  All notices or other communications required or permitted to be given pursuant to this Note shall be given to Borrower or Lender at the address and in the manner provided for in the Loan Agreement.

10.           Amendment; Entire Agreement.  The terms of this Note may be amended only in writing signed by Borrower and Lender. This Note, together with the Loan Agreement, constitutes and contains the entire agreement between and among the parties regarding the subject matter hereof, and supersedes and replaces all prior agreements, promises and understandings, whether written or oral, proposed or otherwise, regarding the subject matter hereof.

11.           Construction.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

BORROWER: CELLYNX GROUP, INC. a Nevada corporation By:_________________________________ Name: Norman Collins Its: Chief Executive Officer

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EXHIBIT B

ASSET PURCHASE AGREEMENT

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